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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements listed at Exhibit 99.2 of Eaton Vance Corp. (the Company) on Forms S-8 and S-3 of our report dated November 25, 1997 appearing in the Annual Report on Form 10-K of the Company for the year ended October 31, 1997.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
January 28, 1998